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                                                                     EXHIBIT 9.3

                                                               Trinity Agreement
                                                               -----------------


                                VOTING AGREEMENT


          VOTING AGREEMENT, dated as of June 18, 1998 (this "Agreement"), by
                                                              ---------
and among WHEELS MERGERCO LLC, a Delaware limited liability company

("MergerCo"), and PORTFOLIO J INVESTORS, L.P. (the "Stockholder").
  --------                                          -----------

          WHEREAS, MergerCo and XTRA Corporation, a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger and
 -------
Recapitalization, dated as of the date hereof (the "Recapitalization Agreement";
                                                    --------------------------
capitalized terms used but not defined herein shall have the meanings set forth in the Recapitalization Agreement), providing for the merger (the "Merger") of
                                                                   ------
MergerCo with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement (a copy of which is attached hereto as Exhibit
A); and

          WHEREAS, the Stockholder owns the number of shares of common stock, par value $.50 per share, of the Company (the "Common Stock") set forth on Schedule A attached hereto (such shares of Common Stock, together with any other shares of Common Stock that the Stockholder acquires beneficial ownership of after the date hereof and during the term of this Agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, gift, devise or otherwise, being collectively referred to herein as the "Subject Shares"); and
        --------------

          WHEREAS, as a condition to its willingness to enter into the Recapitalization Agreement, MergerCo has requested that the Stockholder enter into this Agreement.

          NOW, THEREFORE, to induce MergerCo to enter into, and in consideration of its agreeing to enter into, the Recapitalization Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

          1.  Representations and Warranties of Each Stockholder.  The Stock
              --------------------------------------------------
holder hereby represents and warrants to MergerCo as follows:

          (a)  Authority; No Conflicts.  The Stockholder has all requisite power
               -----------------------
and authority to enter into and to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The
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execution, delivery and performance of this Agreement by the Stockholder, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Stockholder. This Agreement has been duly authorized, executed and delivered by the Stockholder and, assuming due authorization, execution and delivery by MergerCo, constitutes a legal, valid and binding obligation of the Stockholder, enforceable in accordance with its terms. Except for informational filings with the SEC, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, (i) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any certificate or articles of incorporation, bylaws, certificate or articles of limited partnership, limited partnership agreement, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets, including the Subject Shares, (ii) to such Stockholder's knowledge, require any other filing with, or permit, authorization, consent or approval of, or notice to, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational, or (iii) to such Stockholder's knowledge, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets, including the Subject Shares.

          (b)  The Subject Shares.  The Stockholder is the beneficial owner of,
               ------------------
and has good and marketable title to, the Subject Shares set forth opposite its name on Schedule A hereto and has, and throughout the term of this Agreement will have, good and marketable title to the Subject Shares free and clear of all Liens, except Liens arising out of margin account borrowings with one or more brokerage firms on customary terms. The Stockholder does not own, beneficially or of record, any shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, other than the Subject Shares set forth opposite its name on Schedule A hereto. The Stockholder has the sole right and power to vote and dispose of the Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or transfer (other than the provisions of the Securities Act) of any of the Subject Shares, except as contemplated by this Agreement.

          (c)  Brokers.  No broker, finder, investment banker or other person
               -------
retained by the Stockholder is entitled to any brokerage, finder's or other fee or commission in connection with the execution of this Agreement by the Stockholder or the performance by the Stockholder of its obligations hereunder.

                                       2
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          (d)  Proxies.  The Stockholder represents that there are no proxies
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heretofore given in respect of the Stockholder's Subject Shares.

          2.  Representations and Warranties of MergerCo.
              ------------------------------------------

          MergerCo hereby represents and warrants to each Stockholder as follows:

          (a)  Existence; Authority; Conflicts. MergerCo is a corporation duly
               -------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by MergerCo, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of MergerCo. This Agreement has been duly authorized, executed and delivered by and on behalf of MergerCo and, assuming due authorization, execution and delivery by the Stockholder, constitutes a legal, valid and binding obligation of MergerCo enforceable in accordance with its terms. Except for informational filings with the SEC, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, (i) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any certificate or articles of incorporation, bylaws, certificate or articles of limited partnership, limited partnership agreement, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to MergerCo or to the MergerCo's property or assets, (ii) require any filing with, or permit, authorization, consent or approval of, or notice to, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to MergerCo or any of the MergerCo's properties or assets.

          (b)  Brokers.  No broker, finder, investment banker or other person is
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entitled to any brokerage, finder's or other fee or commission for which the
Stockholder will be liable in connection with the execution of this Agreement by MergerCo or the performance by MergerCo of its obligations hereunder.

          (c)  Complete Agreement; No Additional Agreements.  This Agreement
               --------------------------------------------
represents the complete agreement between MergerCo and the Stockholder, and there are no additional agreements between MergerCo and any other stockholder of the Company with respect to any matter referenced herein.

                                       3
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          3.  Covenants of the Stockholder. Until the termination of this
              ----------------------------
Agreement in accordance with Section 8 hereof, the Stockholder agrees, subject to the terms and conditions of this Agreement, as follows:

          (a)  Voting of Subject Shares for the Merger.  At any meeting of
               ---------------------------------------
stockholders of the Company called to vote upon the Merger and the Recapitalization Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Recapitalization Agreement is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption by the Company of the Recapitalization Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Recapitalization Agreement (provided that the Stockholder shall not be required to vote in favor or the Recapitalization Agreement or the Merger if the Recapitalization Agreement has, without the written consent of the Stockholder, been amended in any manner that is material and adverse to the Stockholder).

          (b)  Voting of Subject Shares Against Competing Proposals.  During the
               ----------------------------------------------------
term of this Agreement, Stockholder hereby agrees that it will vote any of the Subject Securities against the approval of any other merger, consolidation, sale of assets, reorganization, recapitalization, liquidation or winding up of the Company or any other extraordinary transaction involving the Company or any matters related to or in connection therewith, or any corporate action relating to or the consummation of which would either frustrate the purposes of, or prevent or delay the consummation of, the transactions contemplated by the Recapitalization Agreement.

          (c)  Proxies.  As security for the agreements of the Stockholder
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provided for herein, the Stockholder hereby grants to MergerCo and to Michael
Gross and Andrew Africk, each in his individual capacity as an officer of MergerCo and to any individual who shall succeed to any such officer of MergerCo, a proxy to vote the Subject Shares as indicated in Sections 3(a) and 3(b) above. The Stockholder agrees that this proxy shall be irrevocable during the term of this Agreement and coupled with an interest and each will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Stockholder with respect to the Subject Shares. The proxy granted pursuant to this Section 3(c) shall not affect the Stockholder's ability to make an election, pursuant to the terms and conditions of the Recapitalization Agreement, to receive cash or stock as consideration in the Merger and (ii) shall terminate upon the termination of this Agreement pursuant to Section 8. Each Stockholder hereby affirms that each irrevocable proxy granted pursuant to this Section 3(c) is given in connection with the execution of the Recapitalization Agreement, and that each such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that each such irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Stockholder hereby ratifies

                                       4
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and confirms all that the holder of each irrevocable proxy may lawfully do or cause to be done by virtue hereof. Each such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL; provided, that each such irrevocable proxy shall terminate upon termination of this Agreement pursuant to Section 8.

          (d)  Transfer Restrictions.  Prior to the termination of this
               ---------------------
Agreement, the Stockholder agrees not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of (including by gift or by contribution or distribution or otherwise) (or consent to any of the foregoing) (collectively, "Transfer"), or enter into any contract, option or other arrangement or
---------
understanding (including any profit sharing arrangement) with respect to the Transfer of, any of the Subject Shares or any interest therein other than pursuant to the terms hereof and the Recapitalization Agreement, (ii) enter into any voting arrangement or understanding, whether by proxy, voting agreement or otherwise, or (iii) take any action that would make any of its representations or warranties contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement.

          (e)  Appraisal Rights.  The Stockholder hereby irrevocably waives any
               ----------------
rights of appraisal with respect to the Merger or rights to dissent from the Merger that the Stockholder may have.

          (f) Acquisition Proposals.  During the term of this Agreement, the
              ---------------------
Stockholder shall not, nor shall it permit any investment banker, financial advisor, attorney, accountant or other representatives retained by it, to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that may lead to an Acquisition Proposal or (ii) participate in any discussions or negotiations regarding any proposed Acquisition Proposal.

          (g)  Certain Events.  The Stockholder agrees that this Agreement and
               --------------
the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Common Stock, or the acquisition of additional shares of Common Stock or other voting securities of the Company by the Stockholder, the number of Subject Shares listed in Schedule A beside the name of the Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock or other voting securities of the Company issued to or acquired by such Stockholder.

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          (h)  Affiliate Letter.  The Stockholder shall deliver to MergerCo on
               ----------------
or prior to the Effective Time a written agreement substantially in the form attached as Annex A to the Recapitalization Agreement.

          4.  Further Assurances.  The Stockholder will, from time to time,
              ------------------
execute and deliver, or cause to be executed and delivered, such additional or further consents, proxies, documents and other instruments as MergerCo or the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement. If MergerCo or its affiliates enters into any agreement with any other stockholder of the Company having a purpose or effect substantially similar to that of this Agreement on financial or other terms (with respect to such other stockholder) more favorable than the terms of this Agreement, the Stockholder will have the right to elect any of the benefits thereof, as they may be amended or waived from time to time. The preceding sentences shall not apply to any arrangements entered into with management of the Company.

          5.  Assignment.  Neither this Agreement nor any of the rights,
              ----------
interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that MergerCo may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any affiliate of MergerCo. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their permitted assigns and their respective successors (including the Company as successor to MergerCo pursuant to the Merger).

          6.  Public Announcement.  Neither MergerCo nor the Stockholder shall
              -------------------
issue any press release or make any public statement without the prior written consent of the other parties hereto, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

          7.  Term; Termination.  This Agreement shall become effective upon
              -----------------
execution and delivery by all of the parties hereto and this Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect, except as otherwise provided herein, immediately following the earliest to occur of (x) the Effective Time or (y) the termination of the Recapitalization Agreement pursuant to its terms. Nothing in this Section 7 shall relieve any party of liability for breach of this Agreement.

          8.  Compliance with Rule 144(c).  For a period of two years following
              ---------------------------
the Effective Time, the Company shall comply with all requirements of Rule 144(c) promulgated under the Securities Act of 1933.

          9.  General Provisions.
              ------------------

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          (a)  Amendments.  This Agreement may not be amended except by an
               ----------
instrument in writing signed by each of the parties hereto.

          (b)  Notice.  All notices and other communications hereunder shall be
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in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to MergerCo in accordance with
Section 9.2 of the Recapitalization Agreement and to the Stockholder as set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

          (c)  Interpretation.  When a reference is made in this Agreement to
               --------------
Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          (d)  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

          (e)  Governing Law.  This Agreement shall be governed by, and
               -------------
construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          (f)  Entire Agreement; No Third-Party Beneficiaries.  This Agreement
               ----------------------------------------------
(including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (g)  Voidability.  If prior to the execution hereof, the Board of
               -----------
Directors of the Company shall not have duly and validly authorized and approved by all necessary corporate action, this Agreement, the Recapitalization Agreement and the transactions contemplated hereby and thereby, so that by the execution and delivery hereof MergerCo would become, or could reasonably be expected to become an "interested stockholder" with whom the Company would be prevented for any period pursuant to Section 203 of the DGCL from engaging in any "business combination" (as such terms are defined in Section 203 of the DGCL), then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

          (h)  Expenses.  Except as otherwise provided herein, all costs and
               --------
expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

          10.  Enforcement.  The parties agree that irreparable damage would
               -----------
occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court of the United States located in the Southern District of the State of New York or in a New York state court located in Manhattan, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the Southern District of the State of New York or any New York state court located in Manhattan in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the Southern District of the State of New York or a New York state court located in Manhattan and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

          IN WITNESS WHEREOF, MergerCo and the Stockholder have each caused this Agreement to be signed by its signatory thereunto duly authorized each as of the date first written above.


                              WHEELS MERGERCO LLC

                              By:     /s/ Andrew Africk
                                      -----------------
                              Name:   Andrew Africk
                              Title:  Manager

                              PORTFOLIO J INVESTORS, L.P.

                              By:  PORTFOLIO ASSOCIATES, INC., General Partner

                              By:    /s/ W.R. Cotham
                                     ---------------
                              Name:  W.R. Cotham
                              Title: Vice President

                                  SCHEDULE A


         Name & Address                      Number of Shares of
          of Stockholder                    Common Stock Owned
         ---------------                    --------------------

Portfolio J Investors, L.P.                       1,372,900
c/o W.R. Cotham
201 Main Street
Suite 3200
Forth Worth, Texas 76102

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